UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K



Current Report Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934




        Date of Report (Date of Earliest Event Reported):  May 02,2002



          Commission file number   333-19183



                            JYRA RESEARCH INC
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          (Exact name of registrant as specified in its charter)




          Delaware                                     98-0167341
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(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)




HAMILTON HOUSE,111 MARLOWES, HEMEL HEMPSTEAD, HERTFORDSHIRE    HP1 1BB  UK
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(address of principal executive offices)                      (Zip Code)



                           (44) 1442 403600
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           (Registrant's telephone number, including area code)









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ITEM 5. OTHER EVENT AND REGULATION FD DISCLOSURES

Jyra makes 2001 and restated 2000 financial statements available in Form 8 filing.


London, UK - May 2, 2002: Jyra (OTCBB:JYRAE): today announced that it has made available in a Form 8 filed with the Securities & Exchange Commission SEC on May 2, 2002 its December 31, 2001 financial statements and restated December 31, 2000 financial statements. These statements are not accompanied by an Auditor's Report and therefore do not satisfy the requirements of filing for a Form 10-K. The Company was unable to file its Form 10-K for the fiscal year ended December 31, 2001 by the due date and as a result the Company's Security Symbol has been appended with an "E" and will be ineligible for quotation and subject to removal from the OTCBB in 30 calendar days from April 22, 2002.

On April 2, 2002 the Company filed a Form NT10-K stating that the Company's Form 10-K could not be filed within the prescribed time because of additional work necessary by Registrant's management to correct inaccuracies in previously reported figures relating to currency exchange differences. During February and March the Company and its Auditors, Ernst & Young LLP, detected that there were some technical inaccuracies in the calculation of the Foreign currency translation gains and losses, the Company was advised by its Auditors that it would have to restate the affected historical annual financials for 2000 and quarterly financials for 2001.

Jyra and its auditors were not able to complete the audit of the annual financial statements prior to April 15, 2002. It was the intention of the Company to comply with applicable regulations and to have its 10-K filed with the Securities and Exchange Commission. This filing could not be made on time due to the delays described above.

During the period of reworking the Company's financial statements, a further detailed review by the Company and its auditors revealed other technical inaccuracies including Deferred tax related to unrealised gains on available or sale securities, and a stock split.

Due to the Company's deteriorating financial position during the reworking of its financial statements when the reworked Form 10-K was under final review at the end of April the Auditors, being aware of the financial condition of the Company were then unable to provide an Audit Opinion.

Resolution of the Company's financial situation is dependent upon additional funding to meet current commitments, continue development of our business and limit uncertainty as to our ability to continue as a going concern; the prospect of obtaining such funding is uncertain. The Company is in an immediate cash crisis and currently anticipates a negative cash position to occur during May 2002 unless additional cash is received from the sale of our equity securities, merger, acquisition or a combination of such or from revenue arrangements. These factors raise substantial doubt about the Company's ability to continue as a going concern.





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The Company is in discussions with various financial and commercial parties the result of which may include financing, merger or a combination of such. The Company's management has reasonable expectations that a transaction is possible. However there can be no assurance the Company will be able to successfully conclude any transaction. If the Company is unable to conclude a transaction, it may be unable to realize its assets and discharge its liabilities in the normal course of business. No adjustment to the Company's financial statements has been made to reflect the consequence of this. The financial statements have been prepared assuming that the Company will continue as a going concern.

As a result, the Company's financial statements do not have an Audit opinion and therefore the Company is a delinquent filer. The Company has been advised that on completing a successful and satisfactory resolution of its current financial difficulties its Auditors will review the situation and provide an appropriate Audit opinion. The Company's Security Symbol has been appended with an "E" (OTCBB:JYRAE formally OTCBB:JYRA)and will be ineligible for quotation and subject to removal from the OTCBB in 30 calendar days from April 22, 2002 if the NASD does not receive information indicating that the company is current in its public reporting obligations pursuant to Rule 6530. The Company's management believes that it is unlikely to satisfy the NASD requirement prior to the expiry of the 30 day grace period.

The statements in this press release that relate to future plans, events or performance are forward looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-K. Jyra Research Inc. undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.





                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   JYRA RESEARCH INC
                                   (Registrant)


                                                  By: /s/ Roderick Adams
                                                  _____________________
                                                  Roderick Adams
                                                  Director & CEO

                                                  May 02,2002

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